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                                EXHIBIT 23(h)(3)

                         SHAREHOLDER SERVICES AGREEMENT

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                                CNI CHARTER FUNDS

                              AMENDED AND RESTATED
                         SHAREHOLDER SERVICES AGREEMENT


      THIS AMENDED AND RESTATED SHAREHOLDER SERVICES AGREEMENT (this "Agreement") is made as of the ____ day of _____, 2001, by and between CNI CHARTER FUNDS, a business trust organized under the laws of the State of Delaware (the "Trust"), and CITY NATIONAL BANK (the "CNB").

                                   WITNESSETH

             WHEREAS, the Trust is registered as open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

             WHEREAS, the Trust, on behalf of certain series of the Trust listed on Exhibit A hereto, as the same may be amended from time to time (each, a "Fund"), wishes to retain CNB to itself provide or to compensate other service providers who themselves provide certain services described herein to clients ("Clients") who from time to time beneficially own shares ("Shares") of any of the Funds, and CNB is willing to itself provide or to compensate other service providers for providing such shareholder services in accordance with the terms and conditions of this Agreement.

             NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

             1. Appointment. The Trust, on behalf of the Funds, hereby appoints CNB to itself provide or to enter into written agreements in the form attached hereto with other service providers pursuant to which such other service providers will provide the shareholder services specified in Section 2 to those Clients who may from time to time beneficially own Shares of the Funds. CNB accepts the appointment and agrees to itself provide or to compensate such other service providers who themselves provide those shareholder services in return for compensation as provided in Section 6 of this Agreement. CNB agrees that the shareholder services required to be furnished hereunder shall be furnished in compliance with all relevant provisions of state and federal law, and in compliance with all applicable rules and regulations of all relevant regulatory agencies, including, without limitation, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the applicable rules and regulations promulgated thereunder, and the applicable Conduct Rules of the National Association of Securities Dealers, Inc.

             2. Services and Responsibilities on a Continuing Basis. CNB and each service provider will provide the following shareholder services on a regular basis, which shall be daily, weekly, or as otherwise appropriate, unless otherwise specified by the Trust:

            (a)   responding to Client inquiries;

            (b) processing purchases and redemptions of shares of the funds, including reinvestment of dividends;



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            (c)   assisting Clients in changing dividend options, account
                  designations and addresses;

            (d) transmitting proxy statements, annual reports, prospectuses, and other correspondence from the Funds to Clients (including, upon request, copies, but not originals, of regular correspondence, confirmations, or regular statements of account) where such shareholders hold shares of the Funds registered in the name of CNB or the service provider or its nominees; and

            (e) providing such other information and assistance to Clients as may be reasonably requested by such Clients.

CNB and each service provider is under no obligation to, and shall not, provide pursuant to this Agreement any services with respect to the sale or distribution of shares of the Funds.

             3. Standard of Care. In the performance of the duties hereunder, CNB shall be obligated to exercise due care and diligence and to act in good faith and to use its best efforts. Without limiting the generality of the foregoing or of any other provision of this Agreement, CNB shall not be liable for delays or errors or losses of data that result from acts of war or terrorism, national emergencies or catastrophes directly affecting CNB, but such relief from liability shall not extend to delays, errors, or losses of data that result from power failures or other contingencies that typically are addressed by contingency or emergency plans meeting industry standards.

             4. Confidentiality. CNB agrees, on behalf of itself and its employees, to treat confidentially all records and other information about the Funds and the Trust and all prior, present, or potential Clients. This confidential information may be disclosed only after prior notification to, and approval of release of information in writing by, the Trust, which approval shall not be unreasonably withheld, nor may it be withheld where CNB may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

             5. Independent Contractor. CNB and each service provider shall, for all purposes herein, be deemed to be an independent contractor, and CNB and each service provider shall, unless otherwise expressly provided and authorized to do so, have no authority under this Agreement to act for or represent the Trust or the Funds in any way, or in any way be deemed an agent for the Trust or for the Funds, except to the limited extent expressly provided in this Agreement. It is expressly understood and agreed that the services to be rendered by CNB under the provisions of this Agreement are not to be deemed exclusive, and CNB shall be free to render similar or different services to others so long as its ability to render the services provided for in this agreement shall not be impaired materially thereby.

             6. Compensation. As compensation for the services rendered by, and responsibilities assumed by, CNB during the term of this Agreement, each Fund will pay to CNB and CNB will pay to each service provider a service fee not to exceed the per annum percentage of the average daily net asset value of such Fund's shares set forth on Exhibit A. The service fee shall be accrued daily by the Funds and paid to CNB on a monthly basis.



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             7.    Indemnification.

             (a) CNB agrees to indemnify and hold harmless the Funds, the Trust and its officers and Trustees from all claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state and foreign securities laws, all as amended from time to time) and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing which CNB takes or does or omits to take or do which is in violation of this Agreement, not in accordance with written instructions given by an officer of the Trust, in violation of written procedures then in effect, or arising out of CNB's own willful misfeasance, bad faith, negligence or reckless disregard of the duties and obligations under this Agreement.

             (b) CNB shall provide such security as is necessary to prevent unauthorized use of any on-line computer facilities. CNB agrees to release, indemnify and hold harmless the Trust and the Funds from any all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by CNB, its officers, employees or agents regarding the redemption, transfer or registration of the Fund's shares for accounts of its Clients. Officers of CNB will be available to consult from time to time with officers of the Trust and the Trustees concerning performance of the services contemplated by Section 2 of this Agreement.

             8. Funds Information. No person is authorized to make any representations concerning the Funds, or Shares of the Funds or shareholder services that are inconsistent with the terms of this Agreement. Neither CNB, nor any of its respective agents, will use or distribute, or authorize the use or distribution of, any statements other than those contained in the Funds' current Prospectuses or Statements of Additional Information or in such current supplemental literature as may be authorized by the Funds.

             9. Duration and Termination. This Agreement shall continue until terminated by the Trust or CNB on 60 days' prior written notice to the other. CNB's indemnification obligations under Section 7(a) shall survive the termination of this Agreement. All notices and other communications hereunder shall be writing.

             10. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such charge or waiver is sought.

             11.   Miscellaneous.

             (a) This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.



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             (b)  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

             (c) This Agreement shall be governed by and construed in accordance with the laws of the State of California as applicable to contracts between California residents entered into and to be performed entirely within California.

             (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

             (e) CNB acknowledges that it has received notice of and accepts the limitations of the Funds' liability set forth in the Trust's Agreement and Declaration of Trust. CNB agrees that each Fund's obligations under this Agreement shall be limited to the Fund and to its assets, and that neither CNB shall seek satisfaction of any such obligation from the Fund or from any trustee, officer, employee or agent of the Trust or the Fund.

             (f) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

             (g) This Agreement may not be assigned without the prior mutual written consent of all parties.

             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their officers designated below on the day and year first written above.


CNI CHARTER FUNDS                              CITY NATIONAL BANK



By:                                            By:

Name:                                          Name:  Vern Kozlen
                                                      -----------

Title: Vice President & Assist Secretary       Title: E. V. P.
       ---------------------------------              --------
       CNI Charter Funds                              CITY NATIONAL BANK



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                                CNI CHARTER FUNDS

                                    EXHIBIT A

                              FUNDS COVERED BY THE
                         SHAREHOLDER SERVICES AGREEMENT


Name of Fund                                  Annual Service Fee Rate
------------                                  -----------------------

Prime Money Market Fund                                0.25%
Government Money Market Fund                           0.25%
California Tax-Exempt Money Market Fund                0.25%
Large Cap Growth Equity Fund                           0.25%
Large Cap Value Equity Fund                            0.25%
Corporate Bond Fund                                    0.25%
Government Bond Fund                                   0.25%
California Tax Exempt Bond Fund                        0.25%
High Yield Bond Fund                                   0.25%
Technology Growth Fund                                 0.25%


Dated:  June __, 2001



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                                CNI CHARTER FUNDS

                                    EXHIBIT A

                              FUNDS COVERED BY THE
                         SHAREHOLDER SERVICES AGREEMENT


Name of Fund                                  Annual Service Fee Rate
------------                                  -----------------------

Prime Money Market Fund                                0.25%
Government Money Market Fund                           0.25%
California Tax-Exempt Money Market Fund                0.25%
Large Cap Growth Equity Fund                           0.25%
Large Cap Value Equity Fund                            0.25%
Corporate Bond Fund                                    0.25%
Government Bond Fund                                   0.25%
California Tax Exempt Bond Fund                        0.25%
High Yield Bond Fund                                   0.25%
Technology Growth Fund                                 0.25%
RCB Small Cap Value Fund                               0.25%


Dated:  August 2, 2001